UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2012

DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10380 Bren Road West, Minnetonka, MN 55343
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (952) 253-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.02.   Results of Operations and Financial Condition.

On July 31, 2012, Digital River, Inc., a Delaware corporation (“Digital River”), issued a press release announcing its financial results for the three-month period ended June 30, 2012, guidance for Digital River’s quarter ending September 30, 2012 and year ending December 31, 2012, and certain other information. A copy of the press release is furnished as Exhibit 99.1 hereto. The press release includes “safe harbor” language indicating that certain statements about Digital River’s business and other matters contained in the press release are “forward-looking” rather than “historic.” The press release also states that a more thorough discussion of certain factors which may affect Digital River’s operating results is included, among other sections, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Digital River’s Annual Report on Form 10-K for the year ended December 31, 2011, and in Digital River’s other public filings with the SEC available at the SEC’s Web site (http://www.sec.gov).

The attached press release contains certain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. To supplement our consolidated financial statements presented in accordance with GAAP, Digital River has supplied non-GAAP measures of net income and earnings per share, which are adjusted from results based on GAAP to primarily exclude certain expenses as well as the impact of EITF 04-08. We believe that these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating results. In addition, because we have historically reported certain non-GAAP results to investors, we believe the inclusion of non-GAAP results provides consistency in our financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. The non-GAAP measures included in the attached press release have been reconciled to the nearest GAAP measure. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

Item 8.01.   Other Events.

On July 31, 2012, the Board of Directors of Digital River authorized a share repurchase program of up to $100.0 million of our outstanding shares of common stock.  Under the repurchase program, shares may be repurchased in the open market or in privately negotiated transactions.  Repurchases are at our discretion based on ongoing assessments of the capital needs of the business, the market price of our common stock and general market conditions.  No time limit was set for the completion of the repurchase program.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished with this report:

99.1	Press release dated July 31, 2012, announcing Digital River’s financial results for the three-month period ended June 30, 2012, guidance for Digital River’s quarter ending September 30, 2012 and year ending December 31, 2012, the authorization of a $100 million stock buyback program, and certain other information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

		By:	/s/ Stefan B. Schulz
Name: Stefan B. Schulz
Title: Chief Financial Officer
Date:	July 31, 2012

Exhibit Index

Exhibit No.	Description

99.1

Press release dated July 31, 2012, announcing Digital River’s financial results for the three-month period ended June 30, 2012, guidance for Digital River’s quarter ending September 30, 2012 and year ending December 31, 2012, the authorization of a $100 million stock buyback program, and certain other information.